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                                  EXHIBIT 4.23

                                 ACKNOWLEDGEMENT

The undersigned and each of them (if more than one), being the Mortgagor under a mortgage (the "Mortgage") bearing the date(s) of execution indicated below granted to JAMES E. H. DARBY in the principal amount of $2,160,680.98 hereby acknowledge(s) receipt at or before the time of execution of the Mortgage of:

(1) a true copy of the set of standard mortgage terms filed under no. MT900315 and referred to in item 9 of Form B of the Mortgage;
        and

(2) a copy of Part 1 of the Mortgage and any schedules thereto including a statement of any modifications (by way of additions, amendments or deletions) to such filed set of standard mortgage terms.

        DATE OF SIGNATURE                 MORTGAGOR

         Y    M    D                      THE ANSWER GARDEN
                                          PRODUCTS LTD.

       2004  02    10                      "Doug Halward"
                                         -----------------------------------
                                         Douglas R. Halward